UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 10, 2013

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (212) 370-1300
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On July 10, 2013, the Company entered into a stock purchase agreement pursuant to which the Company sold 150,508 shares of common stock at a purchase price of $4.70 per share.  The shares were sold pursuant to a prospectus supplement dated July 10, 2013 to the Company’s registration statement on Form S-3.  The Company did not engage a placement agent with respect to the sale.  The Company paid a fee of 10% and a non-accountable expense allowance of 2%, for a total of $84,892, to Fernando Liu with respect to sales made to the investor, who is not a U.S. Person.  The net proceeds received by the Company from the sale of the shares were approximately $620,000.  The Company will use the proceeds for working capital and other general corporate purposes.  A copy of the form of stock purchase agreement is filed as Exhibit 99.1, and a copy of the press release relating to the sale is filed as Exhibit 99.2

Item 7.01  Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Form of stock purchase agreement for the sale of shares pursuant to the prospectus supplement.
99.2	Press release issued on July 11, 2013 relating to the sale of shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2013	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer